EXHIBIT 99.2

FOR IMMEDIATE RELEASE	Contact: James F. Arneson
President/CEO
253.441.4000

VENTURE FINANCIAL GROUP ANNOUNCES UPDATES TO CAPITAL RAISING
EFFORTS AND REGULATORY MATTERS

DUPONT, WASHINGTON—April 8, 2009—Venture Financial Group, Inc., parent company of Venture Bank, announced today it has signed a Written Agreement with the Federal Reserve Bank of San Francisco and independently received notice from the Federal Deposit Insurance Corporation of an administrative process to address a proposed order including requirements to improve regulatory capital levels. The FDIC previously announced the issuance of a Supervisory Prompt Corrective Action Directive requiring Venture Bank to increase capital levels.

Venture engaged a nationally recognized investment banking firm to assist in efforts to raise additional capital and continues to diligently pursue such efforts. Ken F. Parsons, Sr., Chairman, commented that: “We have received indications of interest and letters of intent / term sheets from potential investors in amounts to bring regulatory capital levels above the ‘well-capitalized’ threshold and those investors are at various levels of completing due diligence. We have been diligently working with our investment advisors to raise capital and have made significant progress in identifying sources of capital. We look forward to our opportunity to resolve our regulatory matters and move on with our capital raising efforts and the business of the bank.”

Under the Written Agreement with the Federal Reserve, Venture agreed to continue previously implemented capital preservation plans, submit and implement an updated capital plan and provide periodic reporting to the Federal Reserve. To address capital and other matters, beginning in the fall of 2008, the bank and holding company increased to weekly scheduled board meetings to address key issues facing the bank. Among other things, Venture suspended dividends and the board and senior management have reduced executive compensation cost and board fees, restructured executive compensation plans and adopted numerous cost savings measures to preserve capital. These actions are in addition to comprehensive steps the board and management have taken to strengthen the bank’s financial condition.

James F. Arneson, President and CEO of Venture Bank, commented: “We are currently in compliance with the Federal Reserve agreement, and will be completing the additional required items. We are engaged in a concerted effort to resolve all regulatory matters. While we continue with plans and action items begun last fall, we remain focused and dedicated to continuing to provide superior customer service and to meeting the needs of our customers and the communities we serve.”

Arneson continued “All customer deposits remain fully insured to the highest limits set by the FDIC. NOW accounts and noninterest bearing checking accounts at Venture Bank are insured without limit and recent increases in FDIC deposit insurance limits provide our customers the opportunity to insure time deposit accounts up to $250,000 and often greater amounts.”

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements about Venture Financial Group’s plans and anticipated results of operations and financial condition. These statements relate primarily, but are not limited, to statements about management’s present plans and intentions to address the Federal Reserve’s Written Agreement and the FDIC’s proposed Order, including raising additional capital, and our expectations of success in those endeavors. Additional forward-looking statements include plans and expectations about our expectations for future performance. You can identify forward-looking statements by the use of prospective language, including words like “may”, “will”, “should”, “expect”, “anticipate”, “estimate”, “continue”, “plans”, “intends”, and similar terminology. Because forward-looking statements are, in part, an attempt to project future events and explain management’s current plans and expectations, they are subject to risks and uncertainties that could cause our actions and our results to differ materially from those set forth in such statements. These risks and uncertainties include, without limitation, our ability to increase our regulatory capital to required levels and to maintain those levels; the success of our appeals of and objections to regulatory matters; our success in negotiating definitive agreements with potential investors; our ability to estimate accurately the potential for losses inherent in our loan portfolio; changes in accounting rules; our sensitivity to local and regional economic and other factors that affect the collectability of our loans and the value of collateral underlying our secured loans; our ability to satisfy the terms and conditions of regulatory actions and satisfy applicable banking laws and regulations; our ability to maintain a satisfactory and economically viable net interest margin during times of rapidly and significantly fluctuating interest rates; our ability to obtain and maintain retail deposits and other sources of liquidity to support our assets and commitments and our ability to attract and retain qualified, effective management. Other risks are set forth in our filings with the Securities and Exchange Commission (“SEC”). We do not undertake to update our forward looking statements or the factors that may cause us to deviate from them, except as required by law.